Exhibit 4.1
                                                                     -----------


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

            AMENDMENT NO. 1 (this "AMENDMENT"), dated as of April 28, 2002, to the Rights Agreement, dated as of July 16, 1997 (the "RIGHTS AGREEMENT"), between Trigon Healthcare, Inc., a Virginia corporation (the "COMPANY"), and National City Bank, as successor to First Chicago Trust Company of New York, as Rights Agent (the "RIGHTS AGENT").

            WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

            WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

            WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, dated as of April 28, 2002 (as amended, supplemented, modified or replaced from time to time, the "MERGER AGREEMENT"), among Anthem, Inc., an Indiana corporation ("PARENT"), AI Sub Acquisition Corp., an Indiana corporation and a direct, wholly owned subsidiary of Parent ("SUB"), and the Company;

            WHEREAS, the Company also proposes to enter into a Stock Option Agreement, dated as of April 28, 2002 (as amended, supplemented, modified or replaced from time to time, the "STOCK OPTION AGREEMENT"), between the Parent and the Company, pursuant to which the Company shall grant to the Parent the option, exercisable upon the occurrence of certain events, to acquire shares of the Company's Class A common stock, par value $0.01 per share ("COMPANY COMMON STOCK");

            WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement, the Stock Option Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger (as defined in the Merger Agreement), are fair to and in the best interests of the Company and its shareholders;

            WHEREAS, the Board of Directors of the Company has determined, in connection with its contemplation of the Merger Agreement and the Stock Option Agreement, that it is necessary and desirable to amend the Rights Agreement to exempt the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby, including, without limitation, the Merger and the purchase of Company Common Stock pursuant to the Stock Option Agreement, from the application of the Rights Agreement as set forth in this Amendment; and

            WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent, respectively.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Company hereby amends the Rights Agreement as follows:

            1. Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, neither Anthem, Inc., an Indiana corporation ("Parent"), nor AI Sub Acquisition Corp., an Indiana corporation and a direct, wholly owned subsidiary of Parent ("Sub"), nor any of Parent's Affiliates or Associates shall become or be deemed to be an Acquiring Person as a result of (i) the approval, execution, delivery or performance of the Agreement and Plan of Merger, dated as of April 28, 2002, among Parent, Sub and the Company (as amended, supplemented, modified or replaced from time to time, the "Merger Agreement") or the Stock Option Agreement, dated as of April 28, 2002, between the Parent and the Company (as amended, supplemented, modified or replaced from time to time, the "Stock Option Agreement"), (ii) the consummation of the Merger (as defined in the Merger Agreement), (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement, including the purchase of Company Common Stock thereunder, or (iv) the public announcement of any of the foregoing."

            2. Section 1(bb) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Merger Agreement or the Stock Option Agreement,
            (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement, including the purchase of Company Common Stock thereunder, or (iv) the public announcement of any of the foregoing."

            3. Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following proviso to the end of the first sentence thereof:

            "; PROVIDED that notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not occur or be deemed to have occurred as a result of (i) the approval, execution, delivery or performance of the Merger Agreement or the Stock Option Agreement,
            (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement, including the purchase of Company Common Stock thereunder, or (iv) the public announcement of any of the foregoing."

            4. Section 7(a) of the Rights Agreement is hereby amended by deleting "(i) the Close of Business on July 27, 2007 (the "Final Expiration Date")," and replacing it with the following:

            "(i) the earlier of (x) the Close of Business on July 27, 2007 and
            (y) the closing of the transactions contemplated by the Merger Agreement (such earlier date, the "Final Expiration Date"),"

            5. Section 11(a)(ii) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, none of
            (i) the approval, execution, delivery or performance of the Merger Agreement or the Stock Option Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement, including the purchase of Company Common Stock thereunder, or (iv) the public announcement of any of the foregoing, shall cause the Rights to be adjusted or become exercisable in accordance with this
            Section 11(a)(ii)."

            6. Section 13 of the Rights Agreement is hereby amended and supplemented by adding the following proviso to the end of the first sentence thereof:

            "PROVIDED that, notwithstanding anything in this Agreement to the contrary, none of (i) the approval, execution, delivery or performance of the Merger Agreement or the Stock Option Agreement,
            (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated in the Merger Agreement or the Stock Option Agreement, including the purchase of Company Common Stock thereunder, or (iv) the public announcement of any of the foregoing, shall be deemed to be an event of the type described in clauses (a),
            (b) or (c) of this Section 13 or cause the Rights to be adjusted or become exercisable in accordance with the terms of this Agreement or trigger or invoke any of the provisions of this Section 13."

            7. Section 29 of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

            "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person, other than the parties hereto, any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of the approval, execution, delivery or performance of the Merger Agreement or the Stock Option Agreement or by virtue of any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement."

            8. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

            9. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

            10. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            11. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

            12. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify such provision so as to effect the original intent of the parties as closely as possible and in an acceptable manner with respect to such provision to the greatest extent possible.

            13. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

            14. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first written above.

                                          TRIGON HEALTHCARE, INC.



                                          By: /s/ Thomas G. Snead, Jr.
                                             ---------------------------------
                                             Name: Thomas G. Snead, Jr.
                                             Title: Chairman & Chief Executive
                                                    Officer





                                          NATIONAL CITY BANK, as Rights
                                          Agent



                                          By: /s/ Marlayna J. Jeanclerc
                                             ---------------------------------
                                             Name: Marlayna J. Jeanclerc
                                             Title: Vice President






                  Rights Agreement Amendment Signature Page